Exhibit 32

Section 1350 Certifications

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of IsoRay, Inc., a Minnesota corporation (the "Company"), hereby certify that:

To my knowledge, the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2016

/s/ Thomas C. LaVoy
THOMAS C. LAVOY
CHIEF EXECUTIVE OFFICER (Principal Executive Officer)

Dated: November 9, 2016

/s/ Brien L. Ragle
BRIEN L. RAGLE
CHIEF FINANCIAL OFFICER (Principal Financial and Accounting Officer)